Exhibit (a)(37)

ING VARIABLE PRODUCTS TRUST

ABOLITION OF SERIES OF SHARES

OF BENEFICIAL INTEREST

The undersigned, being a majority of the Trustees of ING Variable Products Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article V, Section 5.11(f) and Article VIII, Sections 8.2 and 8.3, of the Trust’s Declaration of Trust, dated December 17, 1993, as amended, hereby abolish ING VP High Yield Bond Portfolio and ING VP Real Estate Portfolio, and the establishment and designation thereof, there being no shares of each such series currently outstanding.

Dated:	September 11, 2008

/s/ Colleen D. Baldwin		/s/ J. Michael Earley
Colleen D. Baldwin, as Trustee		J. Michael Earley, as Trustee

/s/ John V. Boyer		/s/ Patrick W. Kenny
John V. Boyer, as Trustee		Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick		/s/ Shaun P. Mathews
Patricia W. Chadwick, as Trustee		Shaun P. Mathews, as Trustee

/s/ Robert W. Crispin		/s/ Sheryl K. Pressler
Robert W. Crispin, as Trustee		Sheryl K. Pressler, as Trustee

/s/ Peter S. Drotch		/s/ Roger B. Vincent
Peter S. Drotch, as Trustee		Roger B. Vincent, as Trustee